UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 26, 2018

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2018, Balchem Corporation (the “Company”) announced that Terry Coelho, Chief Financial Officer and Treasurer, has announced her intention to resign from the Company, effective October 26, 2018.

In connection with her resignation, the Company and Ms. Coelho have entered into a Separation and Release Agreement pursuant to which:

(i)	the following equity grants will vest:

(a)         3,000 shares of the Restricted Shares granted under the provisions of a Restricted Stock Grant Agreement dated October 23, 2017;

(b)        210 shares of the Restricted Shares granted under the provisions of a Restricted Stock Grant Agreement dated February 15, 2018; and

(c)         1,132 Non-Qualified Stock Options of the Stock Options granted under the provisions of a Stock Option Grant Agreement dated February 15, 2018; and

(ii)
Ms. Coelho will receive a pro-rated portion of the estimated 2018 Incentive Compensation Plan bonus in the gross amount of $128,000 to be paid in a lump sum on the first payroll date immediately following her separation date.

The foregoing summary of the Separation and Release Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

William A. Backus, the Company’s Chief Accounting Officer, will act as interim Chief Financial Officer until Ms. Coelho’s replacement is named.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement dated September 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Mark Stach
Mark Stach, General Counsel and Secretary

Dated: September 28, 2018